 [Letterhead of REV Holdings LLC]

REV Holdings LLC

December 18, 2003

Page #

[Letterhead of REV Holdings LLC]

Exhibit 5.2

December 18, 2003

REV Holdings LLC

35 East 62nd Street

New York, NY 10021

Re:

REV Holdings LLC - Registration Statement on Form S-4

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of REV Holdings LLC, a Delaware limited liability company (the "Company"), and as such have acted as counsel to the Company in connection with the offering of up to $80,502,000 aggregate principal amount of 13% Senior Secured Notes Due 2007 (the "New Notes") of the Company to be issued under an indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Trustee").  The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") for a like principal amount of the Company's issued and outstanding 12% Senior Secured Notes Due 2004 (the "Old Notes").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with the opinion set forth herein, I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-109811) relating to the New Notes filed with the Securities and Exchange Commission (the "Commission") under the Act on October 17, 2003, Amendment No. 1 thereto filed with the Commission on November 24, 2003, Amendment No. 2 thereto filed with the Commission on December 9, 2003, and Amendment No. 3 thereto filed with the Commission on the date hereof  (such Registration Statement, as so amended, the "Registration Statement"); and (ii) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the Delaware Limited Liability Company Act.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement.  In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barry F. Schwartz